Exhibit 99.1

exhibit A

Agreement of Joint Filing

The undersigned hereby agree that a single Schedule 13D (or any amendment thereto) relating to the Common Stock of ReneSola Ltd shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13D.

Date September 14, 2022

Xianshou Li

/s/ Xianshou Li

Renesola singapore pte. ltd.

By:	/s/ Prakash Pathari
Name: Prakash Pathari
Title: Director

Renesola singapore pte. ltd.

By:	/s/ Vandana Kumari
Name: Vandana Kumari
Title: Director